Exhibit 99.1

GCL GLOBAL HOLDINGS LTD

BALANCE SHEET

(Amounts in U.S. Dollars, except for number of shares)

	As of September 30, 2024	As of March 31, 2024
	(Unaudited)
Current liability
Amounts due to a related party	$6,569	$4,619
Total liability	6,569	4,619

Shareholder’s Deficit
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 1 share issued and outstanding	-	-
Accumulated deficit	(6,569)	(4,619)
Total shareholders’ deficit	(6,569)	(4,619)
Total liability and shareholder’s deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

STATEMENT OF OPERATIONS

(Amounts in U.S. Dollars, except for number of shares)

For the Six Months Ended September 30, 2024
Operating expenses	(Unaudited)
General and administrative expenses	$1,950
Total operating expenses	1,950
Loss from operations	(1,950)
Loss before income tax expense	(1,950)
Net loss	$(1,950)

Weighted average number of share outstanding, basic and diluted	1
Basic and diluted net loss per ordinary share	$(1,950)

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts in U.S. Dollars, except for number of shares)

	Ordinary shares		Accumulated	Total shareholder’s
	Shares	Amount	deficit	deficit
Balance as of March 31, 2024	1	$-	$(4,619)	$(4,619)
Net Loss	-	-	(1,950)	(1,950)
Balance as of September 30, 2024 (Unaudited)	1	$-	$(6,569)	$(6,569)

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

STATEMENT OF CASH FLOWS

(Amounts in U.S. Dollars, except for number of shares)

For the Six Months Ended September 30, 2024
(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$1,950
Changes in operating assets and liabilities:
Amount due to a related party	(1,950)
Net cash used in operating activities	$—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—
Supplemental disclosure of non-cash operating activities
General and administrative expense paid by a related party	$1,950

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — BUSINESS DESCRIPTION

Business

GCL GLOBAL HOLDINGS LTD (the “Company” or “PubCo”) was incorporated as a Cayman Islands exempted company limited by shares on October 12, 2023. The Company was formed solely for the purpose of completing the transactions contemplated by the Merger Agreement, dated as of October 18, 2023 (as may be further amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”). The parties to the Merger Agreement include PubCo, Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”), RF Acquisition Corp., a Delaware corporation (“RFAC”), and RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

Pursuant to the Merger Agreement, PubCo will form two wholly-owned subsidiaries for the purpose of participating in the contemplated transactions: (i) a Cayman Islands exempted company limited by shares (“Merger Sub 1”), and (ii)a Delaware corporation (“Merger Sub 2”). The transactions will occur in two steps: (i) Merger Sub 1 will merge with and into GCL Global, with GCL Global surviving the merger and becoming a wholly-owned subsidiary of PubCo (the “Initial Merger”); and (ii) following the Initial Merger, Merger Sub 2 will merge with and into RFAC, with RFAC surviving the merger and becoming a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Together, the Initial Merger, the SPAC Merger, and the other transactions and agreements contemplated by the Merger Agreement constitute the “Business Combination.”

Upon consummation of the Business Combination, both GCL Global and RFAC will become wholly-owned subsidiaries of PubCo.

Following the consummation of the transaction contemplated by the Merger Agreement, the Company will be the surviving publicly traded corporation, and will own all of the equity interests of GCL Global and RFAC. However, the consummation of the transactions contemplated by the Merger Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

NOTE 2 — GOING CONCERN CONSIDERATION

The Company’s unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred net losses of $1,950 for the six months ended September 30, 2024, with a working capital deficit of $6,569 as of September 30, 2024. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Company may not be able to obtain additional financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Note 1. The Company’s unaudited financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

GCL GLOBAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied. The unaudited financial statements as of September 30, 2024 and for the six months ended September 30, 2024 are included all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flow for such interim period. The results of operations for the six months ended September 30, 2024 are not necessarily indicative of results to be expected for the full year of 2025. Accordingly, these unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of and for the period from October 12, 2023 (inception) through March 31, 2024.

Uses of estimates

In preparing the unaudited financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Fair value measurement:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

NOTE 4 — RELATED PARTY TRANSACTIONS

a.	Nature of relationships with related party

Name	Relationship with the Company
Epicsoft Asia Pte. Ltd. (“EPA”)	Common Shareholder

GCL GLOBAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

b.	Dues to related party

Dues to a related party consists of the following:

	As of September 30, 2024	As of March 31, 2024
	(Unaudited)
Epicsoft Asia Pte. Ltd(“EPA”)	$6,569	$4,619

As of September 30, 2024 and March 31, 2024, the balance due to a related party was comprised of incorporation expense paid by the Company’s related party and was used for working capital during the Company’s ordinary course of business.

NOTE 5 — EQUITY

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of September 30, 2024 and March 31, 2024, the Company had issued one ordinary share without consideration.

NOTE 6 — SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occur after September 30, 2024, other than the event disclosed above and elsewhere in these financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the financial statements.

On January 2, 2025, GCL Sub 2, Inc was incorporated under the law of State of Delaware. GCL Sub 2, Inc is 100% owned by PubCo, and it only serve the purpose of Spac Merger.